EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10KSB of Whitemark Homes Inc, of our report dated March 21, 2008 on our audit of the financial statements of Whitemark Homes Inc as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007, and from inception of development stage on October 1, 2007 through December 31, 2007, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered Las Vegas, Nevada April 14, 2008

CONSENT OF MOORE & ASSOCIATES, Chartered
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